Exhibit 99.1

Tidewater Announces Annual Stockholders’ Meeting Webcast

NEW ORLEANS, July 7, 2010 – Tidewater Inc. (NYSE: TDW) announced today that the Company’s annual stockholders’ meeting will be held on July 22, 2010, at 10:00 a.m. Central time in New Orleans. A delayed webcast of a presentation to be made at the meeting by Dean Taylor, Chairman, President and CEO, and other senior management representatives, which will, among other things, provide a general overview of the Company’s operations and recent financial results, will be available at the Tidewater website (www.tdw.com) beginning at 2:00 p.m. Central time on July 22, 2010. The online replay will be available until August 22, 2010.

Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater Inc. owns 388 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.